Exhibit 99.8

Execution Version

THIRD AMENDED AND RESTATED SUPPLEMENTAL CONFIRMATION NO. 1

Date:	August 10, 2022

To:	QH Hungary Holdings Limited

BAH Center | 2 Furj street, Building B, Ground fl.

1124 Budapest, Hungary

Attn: Balazs Horvath Dr

T: +36 1 646 4638

Email: balazs.horvath@bekespartners.com, rozsa.juci@gmail.com

From:	Royal Bank of Canada

Reference Number:           To be advised.

The purpose of this Third Amended and Restated Supplemental Confirmation is to amend and restate the terms and conditions of the Transaction entered into between Royal Bank of Canada (“Dealer”) and QH Hungary Holdings Limited (“Counterparty”) on May 26, 2020 (the “Original Transaction”). This Third Amended and Restated Supplemental Confirmation, dated August 10, 2022, amends and restates in its entirety the Second Amended and Restated Supplemental Confirmation, dated November 24, 2021, which amended and restated in its entirety the Amended and Restated Supplemental Confirmation, dated March 9, 2021, which amended and restated in its entirety the Supplemental Confirmation, dated May 26, 2020 (the “Original Supplemental Confirmation”), as is subject to the Master Confirmation specified below. Each party repeats to the other party the representations and warranties set forth in the Master Confirmation and in the Agreement (as defined in the Master Confirmation) (as if the Amendment and Restatement Date, the Second Amendment and Restatement Date and the Third Amendment and Restatement Date were the Trade Date, the date the parties entered into a Transaction and the date of the Master Confirmation). This Third Amended and Restated Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the Third Amendment and Restatement Date for the Transaction referenced below.

1.            This Third Amended and Restated Supplemental Confirmation supplements, forms part of, and is subject to the Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as of May 26, 2020 between Dealer and Counterparty (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Third Amended and Restated Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2.            The terms of the Transaction to which this Third Amended and Restated Supplemental Confirmation relates are as follows:

Trade Date:	May 26, 2020
Third Amendment and Restatement Date:	August 10, 2022
Second Amendment and Restatement Date:	November 24, 2021
Amendment and Restatement Date:	March 9, 2021
Prepayment Amount:	USD 23,825,731.45
Prepayment Date:	The first Currency Business Day on which all of the conditions specified in Section 4 of the Master Confirmation are satisfied or waived by Dealer and Counterparty satisfied its obligations under Section 6(d) of the Master Confirmation; provided that, if such conditions are first all satisfied or waived after 3:00 p.m., New York time, on a Currency Business Day, the Prepayment Date shall be the next following Currency Business Day.
First Amendment Payment Amount:	USD 858,164. Counterparty agrees to pay Dealer the First Amendment Payment Amount on the First Amendment Payment Date. For the avoidance of doubt, the First Amendment Payment Amount shall be netted against Dealer’s obligations to pay Counterparty the aggregate “Prepayment Amounts” under the March 2021 New Transactions.
First Amendment Payment Date:	The “Prepayment Date” for the two Transactions under the Master Confirmation, each with a “Trade Date” that falls on the Amendment and Restatement Date (the “March 2021 New Transactions”).
Second Amendment Payment Amount:	USD 641,983.70. Counterparty agrees to pay Dealer the Second Amendment Payment Amount on the Second Amendment Payment Date.
Second Amendment Payment Date:	The second Currency Business Day following the Second Amendment and Restatement Date.
Third Amendment Payment Amount:	USD 355,091.17. Counterparty agrees to pay Dealer the Third Amendment Payment Amount on the Third Amendment Payment Date.
Third Amendment Payment Date:	The second Currency Business Day following the Third Amendment and Restatement Date.
Tranche 1 Initial Share Price:	USD 239.4600
Tranche 2 Initial Share Price:	USD 184.2694
Tranche 1 Forward Floor Price:	USD 239.4600
Tranche 2 Forward Floor Price:	USD 184.2694
Tranche 1 Forward Cap Price:	USD 258.6168
Tranche 2 Forward Cap Price:	USD 202.6963
Tranche 1 Final Disruption Date:	June 15, 2023
Tranche 2 Final Disruption Date:	August 20, 2024
Tranche 1 Contractual Dividend:	USD 0.415 per quarter
Tranche 2 Contractual Dividend:	USD 0.435 per quarter

For each Tranche and Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are as set forth below.

TRANCHE 1

Component Number	Number of Shares	Scheduled Valuation Date
1	1,750	3/24/2023
2	1,750	3/27/2023
3	1,750	3/28/2023
4	1,750	3/29/2023
5	1,750	3/30/2023
6	1,750	3/31/2023
7	1,750	4/3/2023
8	1,750	4/4/2023
9	1,750	4/5/2023
10	1,750	4/6/2023
11	1,750	4/10/2023
12	1,750	4/11/2023
13	1,750	4/12/2023
14	1,750	4/13/2023
15	1,750	4/14/2023
16	1,750	4/17/2023
17	1,750	4/18/2023
18	1,750	4/19/2023
19	1,750	4/20/2023
20	1,750	4/21/2023
21	1,750	4/24/2023
22	1,750	4/25/2023
23	1,750	4/26/2023
24	1,750	4/27/2023
25	1,750	4/28/2023
26	1,750	5/1/2023
27	1,750	5/2/2023
28	1,750	5/3/2023
29	1,750	5/4/2023
30	1,750	5/5/2023
31	1,750	5/8/2023
32	1,750	5/9/2023
33	1,750	5/10/2023
34	1,750	5/11/2023
35	1,750	5/12/2023
36	1,750	5/15/2023
37	1,750	5/16/2023
38	1,750	5/17/2023
39	1,750	5/18/2023
40	1,750	5/19/2023
41	1,750	5/22/2023
42	1,750	5/23/2023
43	1,750	5/24/2023
44	1,750	5/25/2023
45	1,750	5/26/2023
46	1,750	5/30/2023
47	1,750	5/31/2023
48	1,750	6/1/2023
49	1,750	6/2/2023
50	1,750	6/5/2023

TRANCHE 2

Component Number	Number of Shares	Scheduled Valuation Date
1	350	5/28/2024
2	350	5/29/2024
3	350	5/30/2024
4	350	5/31/2024
5	350	6/3/2024
6	350	6/4/2024
7	350	6/5/2024
8	350	6/6/2024
9	350	6/7/2024
10	350	6/10/2024
11	350	6/11/2024
12	350	6/12/2024
13	350	6/13/2024
14	350	6/14/2024
15	350	6/17/2024
16	350	6/18/2024
17	350	6/20/2024
18	350	6/21/2024
19	350	6/24/2024
20	350	6/25/2024
21	350	6/26/2024
22	350	6/27/2024
23	350	6/28/2024
24	350	7/1/2024
25	350	7/2/2024
26	350	7/5/2024
27	350	7/8/2024
28	350	7/9/2024
29	350	7/10/2024
30	350	7/11/2024
31	351	7/12/2024
32	351	7/15/2024
33	350	7/16/2024
34	350	7/17/2024
35	350	7/18/2024
36	350	7/19/2024
37	350	7/22/2024
38	350	7/23/2024
39	350	7/24/2024
40	350	7/25/2024
41	350	7/26/2024
42	350	7/29/2024
43	350	7/30/2024
44	350	7/31/2024
45	350	8/1/2024
46	350	8/2/2024
47	350	8/5/2024
48	350	8/6/2024
49	350	8/7/2024
50	350	8/8/2024

Dealer represents, warrants and covenants to Counterparty that any and all sales of Shares in connection with establishing Dealer’s initial Hedge Positions with respect to the Original Transaction have been made in compliance with and in accordance with the manner-of-sale conditions described in Rule 144(f) and (g) under the Securities Act (as interpreted by the Interpretive Letters).

4.            The Transaction shall be divided into two individual Tranches, and each Tranche shall be divided into the number of Components set forth above, each with the terms set forth in the Master Confirmation and this Supplemental Confirmation; provided that for the purposes of “Settlement Terms” under the Master Confirmation, each reference to “Transaction” therein shall be deemed to mean “Tranche”.

Counterparty hereby agrees (a) to check this Third Amended and Restated Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Third Amended and Restated Supplemental Confirmation relates by manually signing this Third Amended and Restated Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to us.

Yours sincerely,

ROYAL BANK OF CANADA

By:	/s/ Shane Didier
Authorized Representative

Confirmed as of the date first above written:

QH HUNGARY HOLDINGS LIMITED

By:	/s/ Judit Rozsa
Name: Judit Rozsa
Title: Director

[Signature Page to 3rd A&R Supplemental Confirmation No. 1 (RBC)]